UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2023

Casa Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38324	75-3108867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Old River Road Andover, Massachusetts	01810
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (978) 688-6706

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CASA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On July 27, 2023, the Board of Directors (the “Board”) of Casa Systems, Inc. (the “Company”) appointed Michael Glickman to fill the vacant position on the Board, effective August 1, 2023. Mr. Glickman was designated as a Class I director in accordance with the Company’s Amended and Restated Bylaws to serve until the Company’s 2024 Annual Meeting of Stockholders and thereafter until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. The Board reclassified one seat of the membership of the Board’s three director classes in order to achieve a more equal apportionment of the membership among the three director classes. Accordingly, Mr. Glickman’s membership is as a Class I Director (with a term expiring at the Company’s 2024 Annual Meeting) instead of a Class III Director (with a term expiring at the Company’s 2026 Annual Meeting). The Board determined that Mr. Glickman is not “independent” as contemplated by The Nasdaq Listing Rules, as he will also serve as the Chief Executive Officer of the Company.

Mr. Glickman, age 59, most recently served as the President of PacketFabric beginning December 2020, where he drove large strategic partnerships and innovative joint ventures, as well as led customer engagement, from sales to customer operations and support. Prior to that, Mr. Glickman held senior executive positions at Cisco from April 1999 to December 2020, including Senior Vice President for the Global Service Provider unit. Mr. Glickman’s 21-year tenure at Cisco also included leadership roles in its Cloud & Managed Services and Channels businesses worldwide. He has also held executive positions at Fujitsu Americas and Amdahl Corporation and currently serves on the board of directors at EverOps, a private company. Mr. Glickman received a Master of Business Administration in finance from the University of Illinois Urbana-Champaign.

As an employee of the Company, Mr. Glickman will not receive compensation for service as a director of the Company.

There are no arrangements or understandings between Mr. Glickman and any other person pursuant to which he was elected as a director. There are no transactions in which Mr. Glickman has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Glickman entered into an indemnification agreement with the Company, in the form filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-221658), filed with the Securities and Exchange Commission on November 17, 2017. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Mr. Glickman for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director of the Company.

Additionally, on July 27, 2023, the Board appointed Edward Durkin, the Company’s Chief Financial Officer, to serve as principal accounting officer of the Company. Mr. Durkin, age 62, currently serves as the Company’s Chief Financial Officer and served as its Interim Chief Executive Officer from March 13, 2023 to August 1, 2023. Prior to joining the Company in March 2022, Mr. Durkin had served as the chief financial officer of Fuze, Inc., a global, enterprise-focused provider of unified cloud-based communications software, that was acquired by 8x8, Inc., since December 2020. Prior to Fuze, Mr. Durkin served as chief financial officer at Actifio Inc., Inc., a multi-cloud copy data management software company serving enterprise and global service provider customers which was acquired by Google, from January 2018 to December 2020. Prior to Actifio, Mr. Durkin served as chief financial officer at Digital Guardian, Inc., a data loss prevention software provider, from June 2015 to January 2018. Mr. Durkin received a B.S. in Accounting from the University of Massachusetts Dartmouth.

Mr. Durkin has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Durkin and any other person pursuant to which he is being appointed as the principal accounting officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASA SYSTEMS, INC.

Date: August 1, 2023	By:	/s/ Edward Durkin
Edward Durkin Chief Financial Officer